Exhibit 5.1

July 31, 2012

Independent Bank Corp.

2036 Washington Street

Hanover, Massachusetts 02339

Re:	Registration Statement on Form S-4 of Independent Bank Corp.,

Registration No. 333-182508

Dear Sir or Madam:

Reference is made to the above-captioned Registration Statement on Form S-4, as amended on the date hereof (the “Registration Statement”), filed by Independent Bank Corp., a Massachusetts corporation (the “Company”), on July 2, 2012 and amended by an Amendment No. 1 filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 1,257,552 shares of common stock of the Company (the “Shares”) estimated to be issuable upon the consummation of the merger of Central Bancorp, Inc. (“Central”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of April 30, 2012, by and among Central, Central Co-operative Bank, the Company and Rockland Trust Company (the “Merger Agreement”). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K of the Commission.

We have examined, and are familiar with, and have relied as to factual matters solely upon, the Merger Agreement, the Registration Statement, the Company’s restated articles of organization, the amended and restated by-laws of the Company, the minute books of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion. In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records of the Company provided to us. We have also assumed that any certificates representing the Shares have been, or when issued will be, properly signed by authorized officers of the Company or their agents.

We express no opinion as to the applicability or effect of the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts that, in our experience, are applicable to a transaction of the type contemplated in the Merger Agreement. We express no opinion as to any law or regulation that may be applicable to the Company as a result of the nature of the business(es) or transactions that it may enter into in the future. We express no opinion with respect to the effect of the laws of any other jurisdiction on the transactions contemplated by the Registration Statement or the prospectus included as a part thereof.

Independent Bank Corp.

July 31, 2012

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared, and shall remain, effective under the Securities Act, that the registration will apply to the Shares and will not have been modified or rescinded.

Based upon the foregoing, it is our opinion that the Shares to be issued, sold and delivered by you pursuant to the Merger Agreement, when issued, sold and delivered in the manner and for the consideration provided for in the Merger Agreement and described in the Registration Statement and the prospectus included as part thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Our opinion above is based on facts, circumstances and law as in effect on the date hereof.

Very truly yours,

/s/ Choate, Hall & Stewart LLP

CHOATE, HALL & STEWART LLP